EXHIBIT 4.1
CERTIFICATE OF MEMBERSHIP UNITS

Membership
Number	Units

Gold Energy, LLC
A Limited Liability Company Organized Under the Laws of the North Dakota
SPECIMEN
THIS CERTIFIES THAT                                                                                                                         is/are the owner(s) of                                                                                                    UNITS (                                                            ) of the Membership Units of Gold Energy, LLC, a North Dakota limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this ___ day of ___, 2005.

Les Nesvig, Chairman	Lance Peterson, Secretary

THE TRANSFERABILTY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSE, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHETICATION OR ASSIGNMENT IS PREMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFEREND FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPLAINT THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.